Exhibit 99.1

The following was posted by Roche Diagnostics on Twitter at https://twitter.com/RocheDia/status/1371905127880093696 on March 16, 2021.

Roche Diagnostics
@RocheDia
Acquiring GenMark Diagnostics will broaden our molecular diagnostics portfolio to include solutions that can provide lifesaving information quickly to patients and their #healthcare providers in the fight against #lnfectiousDiseases.
Roche @Roche Mar 15
#Media - We are pleased to announce that we have signed a definitive merger agreement with @GenMarkDX to broaden our molecular diagnostics portfolio. For important information read the announcement. bit.ly/ 38EJdgc SROG $RHHBY bit.ly/ 38Gb5Ap
Media Release
3:24 PM· Mar 16. 2021 ·Twitter Web App
1 Like

Cautionary statement regarding forward-looking statements

Some of the statements contained in this communication are forward-looking statements, including statements regarding, among other things, the expected consummation and effects of the transaction, including the timing thereof, all of which involve a number of risks and uncertainties, including, the satisfaction of closing conditions for the transaction, such as regulatory approval and the tender of a majority of the outstanding shares of common stock of GenMark, the possibility that the transaction will not be completed, and other risks and uncertainties discussed in GenMark public filings with the United States Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of GenMark’s Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q, as well as the tender offer documents to be filed by Roche Holdings, Inc. (“Roche”) and its acquisition subsidiary and the solicitation/recommendation statement to be filed by GenMark. These statements are based on current expectations, assumptions, estimates and projections, and involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to be materially different from any future statements. These statements are generally identified by words or phrases such as “believe”, “anticipate”, “expect”, “intend”, “plan”, “will”, “may”, “should”, “estimate”, “predict”, “potential”, “continue” or the negative of such terms or other similar expressions. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results and the timing of events may differ materially from the results and/or timing discussed in the forward-looking statements, and you should not place undue reliance on these statements. Roche and GenMark disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication.

Important additional information and where to find it

The tender offer for the outstanding common stock of GenMark has not been commenced. This communication is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell GenMark common stock. The solicitation and offer to buy GenMark common stock will only be made pursuant to an offer to purchase and related materials. At the time the offer is commenced, Roche and its acquisition subsidiary, will file a Tender Offer Statement on Schedule TO with the SEC and thereafter, GenMark will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) CAREFULLY WHEN THEY BECOME AVAILABLE SINCE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. The Tender Offer Statement, Solicitation/Recommendation Statement and related materials will be filed with the SEC, and investors and security holders may obtain a free copy of these materials (when available) and other documents filed by Roche and GenMark with the SEC at the website maintained by the SEC at www.sec.gov. Investors and security holders may also obtain free copies of the Solicitation/Recommendation Statement and other documents filed with the SEC by GenMark at www.genmarkdx.com.